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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

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                                   FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        MORGAN STANLEY DEAN WITTER & CO.
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             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                 36-3145972
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(State of Incorporation or Organization)     (IRS Employer Identification no.)

    1585 Broadway, New York, New York                      10036
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(Address of Principal Executive Offices)                 (Zip Code)

If this Form relates to the registration      If this Form relates to the
of a class of securities pursuant to          registration of a class of
Section 12(b) of the Exchange Act and is      securities pursuant to Section
effective pursuant to General Instruction     12(g) of the Exchange Act and
A.(c), please check the following box. [X]    is effective pursuant to General
                                              Instruction A.(d), please
                                              check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-46935

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                        Name of Each Exchange on Which
     to be so Registered                        Each Class is to be Registered
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Medium-Term Notes, Series C (Senior             THE NEW YORK STOCK EXCHANGE
Fixed Rate Notes) Due August 15, 2006

Securities to be registered pursuant to Section 12(g) of the Act:

                                   None
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                             (Title of Class)


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          Item 1. Description of the Registrant's Securities to be Registered.

               The title of the class of securities to be registered hereunder is: Medium-Term Notes, Series C (Senior Fixed Rate Notes) Due August 15, 2006 (the "Merrill Lynch Exchangeable Notes"). A description of the Merrill Lynch Exchangeable Notes is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-46935) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated March 26, 1998 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Merrill Lynch Exchangeable Notes contained in the pricing supplement dated August 7, 1998 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Merrill Lynch Exchangeable Notes and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

          Item 2. Exhibits.

               The following documents are filed as exhibits hereto:

               4.1 Proposed form of Global Note evidencing the Merrill Lynch Exchangeable Notes.


                                   SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         MORGAN STANLEY DEAN WITTER & CO.
                                         (Registrant)


Date: August 11, 1998                    By: /s/ Ronald T. Carman
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                                             Name:  Ronald T. Carman
                                             Title: Assistant Secretary


                               INDEX TO EXHIBITS


Exhibit
   No.                                                                Page No.
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4.1     Proposed form of Global Note evidencing the Merrill Lynch
        Exchangeable Notes                                               A-1